Exhibit 99.1

FOR IMMEDIATE RELEASE

HOLLY CORPORATION REPORTS
RECORD SECOND QUARTER RESULTS

     Dallas, Texas, August 4, 2004 — Holly Corporation (NYSE-HOC) today reported record quarterly net income of $51.0 million ($3.23 per basic share and $3.13 per diluted share) for the three months ended June 30, 2004, an increase of $34.9 million from net income of $16.1 million ($1.04 per basic share and $1.00 per diluted share) for the three months ended June 30, 2003. The second quarter of 2003 included income of $15.2 million ($9.3 million after-tax effect or $0.58 per diluted share) in reparations payment received. If the effect of this payment were excluded, net income for the second quarter of 2003 would have been $6.8 million ($0.42 per diluted share).

     Net income for the six months ended June 30, 2004 was $65.0 million ($4.14 per basic share and $4.01 per diluted share), an increase of $35.4 million from net income of $29.6 million ($1.91 per basic share and $1.85 per diluted share) for the six months ended June 30, 2003. The six months ended June 30, 2003 included income from the reparations payment and a one time gain of $16.2 million associated with the sale of certain pipeline assets. If the effects of the reparations payment and gain on sale were excluded, net income for the six months ended June 30, 2003 would have been $10.4 million ($0.65 per diluted share).

     Led by strong increases in refined petroleum product prices during the second quarter that outpaced crude oil price increases, we experienced exceptionally high refinery gross margins for the quarter ended June 30, 2004 averaging $13.56 per barrel compared to refinery margins of $6.20 per barrel for the quarter ended June 30, 2003, an increase of 119%. The margin environment was strong at all of our locations for the quarter. Refinery operations in the second quarter also benefited from an 18% year over year increase in production levels at our New Mexico refining facilities as a result of the expansion completed during December 2003, and the full period of operations of the Woods Cross Refinery, acquired in June 2003.

     Sales and other revenues increased 76% for the second quarter of 2004 and 62% for the six months of 2004 as compared to the second quarter and six months of 2003, respectively, due to increased refined product prices, the new volumes from the Woods Cross Refinery, and the higher volumes at the Navajo Refinery. Overall refined product sales volumes increased 25% in the second quarter as compared to the prior year’s second quarter and increased 31% for the first six months of 2004 as compared to the first six months of 2003. Cost of products sold was also higher in the second quarter and first six months of 2004 due to the higher volumes, and higher costs of purchased crude oil. Operating expenses increased due to Woods Cross, and to a lesser degree, higher utility costs. Selling, general and administrative expenses increased due primarily to legal costs incurred in 2004 associated with the litigation with Frontier Oil Corporation and additional employee compensation expense.

     “We are very pleased with our 2004 second quarter earnings, a record quarter, due largely to the increased volumes and extremely strong margins at our refinery in New Mexico. While peaking in May 2004, margins continued well above historic levels through July. Additionally, the margin environment at our Utah and Montana refineries was very strong as well throughout the quarter,” said Mathew Clifton, President of Holly. “Industry-wide improvements in refinery gross margins, increased high-value boutique gasoline capabilities from Navajo’s new hydrotreater start-up, the expansion of the Navajo Refinery and the acquisition of the Woods Cross Refinery combined for a quarterly year over year refinery production increase of almost 40%, and a pre-tax income improvement of over 600%, excluding the effects of last year’s $15.2 million reparations payment received. Total production for our three refineries during the second quarter of 2004 was 117,000 barrels per day, a record level. All of our refineries operated very well this quarter with the utilization rates at the Navajo Refinery at approximately 100% of capacity in May and June 2004, just four months after our 25% expansion was completed. The capital employed for the Navajo upgrade and expansion, as well as the Wood Cross acquisition, had us well positioned to prosper in the current industry environment, where strong demand for refined products appears to stretch refinery supply capabilities for the foreseeable future. As we look ahead, we will operate our assets safely, effectively and efficiently while leveraging our strong balance sheet to pursue prudent acquisition and organic growth opportunities in continuing to add increased shareholder value.”

     The Company has scheduled a conference call for tomorrow, August 5, 2004 at 10:00AM EDT to discuss financial results. Listeners may access this call by dialing (800) 858-5936. The ID# for this call is #8850411. Additionally, listeners may access the call through the Holly Corporation web site: www.hollycorp.com.

     Holly Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high value light products such as gasoline, diesel fuel and jet fuel. Holly operates through its subsidiaries a 75,000 bpd refinery located in Artesia, New Mexico, a 25,000 bpd refinery in Woods Cross, Utah, and an 8,000 bpd refinery in Great Falls, Montana. Holly also owns a majority interest (including the general partner interest) in Holly Energy Partners, L.P., which through subsidiaries owns or leases approximately 1,000 miles of refined product pipelines in the west Texas and New Mexico region and refined product terminals in several states.

     The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are forward-looking statements based on management’s belief and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company cannot give any assurances that these expectations will prove to be correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Such differences could be caused by a number of factors including, but not limited to, risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in the Company’s markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies or shutdowns in refinery operations or pipelines, effects of governmental regulations and policies, the availability and cost of financing to the Company, the effectiveness of the Company’s capital investments and marketing strategies, the Company’s efficiency in carrying out construction projects, the outcome of the litigation with Frontier Oil Corporation, the possibility of terrorist attacks and the consequences of any such attacks, general economic conditions, and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. The Company assumes no duty to publicly update or revise such statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS

Financial Data (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
	(In thousands, except per share data)
Sales and other revenue	$568,735	$323,287	$1,031,792	$638,199
Operating costs and expenses:
Cost of products sold (exclusive of depreciation, depletion and amortization)	425,654	269,491	800,549	535,586
Operating expenses (exclusive of Depreciation, depletion and amortization)	39,935	29,095	78,607	56,264
Selling, general and administrative expenses (exclusive of depreciation, depletion and amortization)	11,694	6,772	26,071	12,325
Depreciation, depletion and amortization	9,931	7,941	19,855	16,924
Exploration expenses, including dry holes	305	215	428	463

Total operating costs and expenses	487,519	313,514	925,510	621,562

Gain on sale of assets	—	—	—	16,207

Income from operations	81,216	9,773	106,282	32,844
Other income (expense):
Equity in earnings (loss) of joint ventures	600	978	(55)	(5)
Minority interest in income of joint ventures	(306)	—	(995)	—
Interest income	2,313	145	2,390	295
Interest expense	(751)	(348)	(1,706)	(537)
Reparations payment received	—	15,226	—	15,226

	1,856	16,001	(366)	14,979

Income before income taxes	83,072	25,774	105,916	47,823
Income tax provision	32,065	9,716	40,947	18,239

Net income	$51,007	$16,058	$64,969	$29,584

Net income per common share – basic	$3.23	$1.04	$4.14	$1.91
Net income per common share – diluted	$3.13	$1.00	$4.01	$1.85
Average number of common shares outstanding:
Basic	15,803	15,503	15,704	15,501
Diluted	16,302	16,048	16,185	16,005

Balance Sheet Data (Unaudited)

	June 30,	December 31,
	2004	2003
	(Dollars in thousands)
Cash and cash equivalents	$64,398	$11,690
Working capital	$68,594	$(28,261)
Total assets	$817,037	$708,892
Total debt, including maturities and borrowings under the revolving credit agreement	$17,142	$67,142
Stockholders- equity	$334,136	$268,609
Total debt to capitalization ratio(1)	4.88%	20.0%

(1)	The total debt to capitalization ratio is calculated by dividing total debt, including current maturities and borrowings under the revolving credit agreement, by the sum of total debt, including current maturities and borrowings under the revolving credit agreement, and stockholders’ equity.

Other Financial Data (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
	(In thousands)
Sales and other revenue(1)
Refining	$562,726	$316,736	$1,018,735	$626,660
Pipeline Transportation	5,124	3,062	11,796	7,608
Corporate and Other	885	3,489	1,261	3,931

Consolidated	$568,735	$323,287	$1,031,792	$638,199

Income (loss) from operations(1)
Refining	$86,756	$10,535	$118,895	$17,930
Pipeline Transportation	3,016	2,383	7,632	21,490
Corporate and Other	(8,556)	(3,145)	(20,245)	(6,576)

Consolidated	$81,216	$9,773	$106,282	$32,844

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
		(In thousands)
Net cash provided by operating activities	$86,458	$58,591	$123,789	$51,100
Net cash (used for) investing activities	$(5,347)	$(96,449)	$(16,243)	$(92,710)
Net cash provided by (used for) financing activities	$(38,975)	$38,198	$(54,838)	$45,990
EBITDA(2)	$91,441	$33,918	$125,087	$64,989

(1)	The Refining Segment includes our principal refinery in Artesia, New Mexico, which is operated in conjunction with refining facilities in Lovington, New Mexico (collectively, the “Navajo Refinery”), the Woods Cross Refinery near Salt Lake City, Utah, and our refinery in Great Falls, Montana. Included in the Refining Segment are costs relating to pipelines and terminals that operate in conjunction with the Refining segment as part of the supply and distribution networks of the refineries. The Pipeline Transportation segment at June 30, 2004 included approximately 500 miles of our pipeline assets in Texas and New Mexico and our 70% interest in Rio Grande Pipeline Company. Revenues of the Pipeline Transportation segment are earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations. Our refined products pipelines, terminal assets and interest in Rio Grande are now owned by Holly Energy Partners, L.P., which in July 2004 had its initial public offering of limited partnership interests. We are the general partner and retained a 51% interest in Holly Energy Partners. Our segment reporting will be reviewed to consider the effects of Holly Energy Partners for periods subsequent to the initial public offering.

(2)	Earnings before interest, taxes, depreciation and amortization (“EBITDA”) as presented above is reconciled to net income under “Reconciliations to Amounts Reported under Generally Accepted Accounting Principles” below.

Refining Operating Data (Unaudited)

     Our refinery operations include the Navajo Refinery, the Woods Cross Refinery and the Montana Refinery. The following tables set forth certain information about our refinery operations:

Navajo Refinery

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
Crude charge (BPD)(1)	73,570	60,820	70,510	58,210
Refinery production (BPD)(2)	81,590	68,980	80,430	66,240
Sales of produced refined products (BPD)	77,340	68,070	77,720	64,610
Sales of refined products (BPD)(3)	83,850	76,470	84,240	75,720
Refinery utilization(4)	98.1%	101.4%	94.0%	97.0%
Average per produced barrel(5)
Net sales	$52.72	$36.51	$48.83	$39.21
Raw material costs	37.77	29.98	36.43	32.21

Refinery gross margin	14.95	6.53	12.40	7.00
Refinery operating expenses(6)	3.17	2.75	3.12	3.05

Net cash operating margin	$11.78	$3.78	$9.28	$3.95

Feedstocks:
Sour crude oil	81%	78%	80%	77%
Sweet crude oil	9%	10%	8%	11%
Other feedstocks and blends	10%	12%	12%	12%

Total	100%	100%	100%	100%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
Sales of produced refined products:
Gasoline	58%	57%	59%	58%
Diesel fuels	26%	24%	26%	23%
Jet fuels	6%	9%	6%	9%
Asphalt	7%	7%	6%	6%
LPG and other	3%	3%	3%	4%

Total	100%	100%	100%	100%

Woods Cross Refinery (7)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003(7)	2004	2003 (7)
Crude charge (BPD) (1)	24,470	24,980	22,840	24,980
Refinery production (BPD) (2)	26,220	25,780	24,340	25,780
Sales of produced refined products (BPD)	24,550	27,150	23,280	27,150
Sales of refined products (BPD) (3)	25,050	27,160	23,580	27,160
Refinery utilization (4)	97.9%	99.9%	91.4%	99.9%
Average per produced barrel (5)
Net sales	$53.39	$38.70	$48.88	$38.70
Raw material costs	42.61	34.25	41.44	34.25

Refinery gross margin	10.78	4.45	7.44	4.45
Refinery operating expenses (6)	3.76	2.50	3.93	2.50

Net cash operating margin	$7.02	$1.95	$3.51	$1.95

Feedstocks:
Sour crude oil	5%	0%	5%	0%
Sweet crude oil	88%	97%	89%	97%
Other feedstocks and blends	7%	3%	6%	3%

Total	100%	100%	100%	100%

Sales of produced refined products:
Gasoline	58%	66%	59%	66%
Diesel fuels	32%	24%	31%	24%
Jet fuels	2%	1%	1%	1%
Fuel oil	7%	9%	7%	9%
LPG and other	1%	0%	2%	0%

Total	100%	100%	100%	100%

Montana Refinery

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
Crude charge (BPD) (1)	8,160	5,930	7,030	6,280
Refinery production (BPD) (2)	8,760	6,340	7,610	6,830
Sales of produced refined products (BPD)	8,790	8,030	6,920	6,660
Sales of refined products (BPD) (3)	8,990	8,880	7,130	7,210
Refinery utilization (4)	102.0%	84.7%	87.9%	89.7%
Average per produced barrel (5)
Net sales	$43.29	$34.58	$42.24	$35.96
Raw material costs	34.17	29.24	33.72	30.18

Refinery gross margin	9.12	5.34	8.52	5.78
Refinery operating expenses (6)	5.06	5.48	6.18	6.52

Net cash operating margin	$4.06	$(0.14)	$2.34	$(0.74)

Feedstocks:
Sour crude oil	93%	94%	92%	92%
Other feedstocks and blends	7%	6%	8%	8%

Total	100%	100%	100%	100%

Sales of produced refined products:
Gasoline	39%	35%	45%	41%
Diesel fuels	17%	13%	19%	17%
Jet fuels	5%	5%	6%	6%
Asphalt	35%	43%	25%	31%
LPG and other	4%	4%	5%	5%

Total	100%	100%	100%	100%

Consolidated (7)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003 (7)	2004	2003 (7)
Crude charge (BPD) (1)	106,200	74,990	100,380	68,640
Refinery production (BPD) (2)	116,570	83,820	112,380	77,340
Sales of produced refined products (BPD)	110,680	85,050	107,920	75,760
Sales of refined products (BPD) (3)	117,890	94,300	114,950	87,420
Refinery utilization (4)	98.3%	99.5%	92.9%	96.4%
Average per produced barrel (5)
Net sales	$52.12	$36.56	$48.42	$38.89
Raw material costs	38.56	30.36	37.34	32.16

Refinery gross margin	13.56	6.20	11.08	6.73
Refinery operating expenses (6)	3.45	2.98	3.49	3.32

Net cash operating margin	$10.11	$3.22	$7.59	$3.41

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003 (7)	2004	2003 (7)
Feedstocks:
Sour crude oil	65%	71%	65%	74%
Sweet crude oil	26%	18%	25%	15%
Other feedstocks and blends	9%	11%	10%	11%

Total	100%	100%	100%	100%

Sales of produced refined products:
Gasoline	56%	56%	58%	57%
Diesel fuels	27%	23%	27%	23%
Jet fuels	5%	7%	5%	8%
Asphalt	7%	10%	6%	8%
LPG and other	5%	4%	4%	4%

Total	100%	100%	100%	100%

(1)	Crude charge represents the barrels per day of crude oil processed at the crude units at our refineries.

(2)	Refinery production represents the barrels per day of refined products yielded from processing crude and other refinery feedstocks through the crude units and other conversion units at our refineries.

(3)	Includes refined products purchased for resale.

(4)	Represents crude charge divided by total crude capacity. For these calculations, crude oil capacity at the Navajo Refinery increased from 60,000 BPD to 75,000 BPD effective January 1, 2004, crude oil capacity at the Woods Cross Refinery is 25,000 BPD, and crude oil capacity at the Montana Refinery increased from 7,000 BPD to 8,000 BPD effective January 1, 2004.

(5)	Represents average per barrel amounts for produced refined products sold. Reconciliations to amounts reported under generally accepted accounting principles (“GAAP”) are located under “Reconciliations to Amounts Reported under Generally Accepted Accounting Principles” below.

(6)	Represents operating expenses of refineries, exclusive of depreciation, depletion and amortization and excludes refining segment expenses of product pipelines and terminals.

(7)	We acquired the Woods Cross Refinery on June 1, 2003. We are reporting amounts for Woods Cross only since the purchase date. Accordingly amounts for the three and six months ended June 30, 2003 show amounts for Woods Cross that are only for the month of June 2003.

Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles

Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) to amounts reported under generally accepted accounting principles in financial statements.

     Earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, is calculated as net income plus (i) interest expense net of interest income, (ii) income tax provision, and (iii) depreciation, depletion and amortization. EBITDA is not a calculation based upon accounting principles generally accepted in the United States of America; however, the amounts included in the EBITDA calculation are derived from amounts included in our consolidated financial statements. EBITDA should not be considered as an alternative to net income or operating income, as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA is not necessarily comparable to similarly titled measures of other companies. EBITDA is presented here because it enhances an investor’s understanding of our ability to satisfy principal and interest obligations with respect to our indebtedness and to use cash for other purposes, including capital expenditures. EBITDA is also used by our management for internal analysis and as a basis for financial covenants.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
	(In thousands)
Net income	$51,007	$16,058	$64,969	$29,584
Add provision for income tax	32,065	9,716	40,947	18,239
Add interest expense	751	348	1,706	537
Subtract interest income	(2,313)	(145)	(2,390)	(295)
Add depreciation and amortization	9,931	7,941	19,855	16,924

EBITDA	$91,441	$33,918	$125,087	$64,989

Reconciliations of refinery operating information to amounts reported under generally accepted accounting principles in financial statements.

     Per barrel sales, material costs, operating cost and margins are used by management and others to compare our refining performance to that of other companies in our industry. Refinery gross margin is the difference between net sales price per barrel and raw material costs per barrel of produced refined products. Net cash operating margin is the difference between refinery gross margin per barrel and refinery operating cost per barrel. Other companies may not calculate margins in the same manner. Per barrel sales, material cost, and operating cost of produced refined products can be reconciled to our Statement of Income. Refining segment sales can be calculated by taking the sum of produced refined products (or calculated on a refinery stand alone basis) times the average sales price per produced barrel sold and purchased refined products times the average sales price per purchased barrel sold, times the number of days in the period. Refining segment costs of products sold would be calculated in the same manner. Refining operating expenses would be calculated by taking the sum of produced refined products sold (or calculated on a refinery stand alone basis) times the average cash operating cost per barrel produced, times the number of days in the period. Due to rounding of reported numbers, some amounts may not calculate exactly. The average produced barrel per day net sales, raw material costs and refinery operating cost are reconciled to sales and other revenue, cost of product sold and operating expenses as follows:

Consolidated (1)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003 (1)	2004	2003 (1)
	(In thousands, except barrel data)
Sales of produced refined products (BPD)	110,680	85,050	107,920	75,760
Average per produced barrel:
Net sales	$52.12	$36.56	$48.42	$38.89
Raw materials	38.56	30.36	37.34	32.16

Refinery gross margin	13.56	6.20	11.08	6.73
Refinery operating costs	3.45	2.98	3.49	3.32

Net cash operating margin	$10.11	$3.22	$7.59	$3.41

Sales of produced refined products (BPD)	110,680	85,050	107,920	75,760
Average sales price per produced barrel sold	$52.12	$36.56	$48.42	$38.89
Average raw material costs per produced barrel	$38.56	$30.36	$37.34	$32.16
Average cash operating expenses per produced barrel sold	$3.45	$2.98	$3.49	$3.32
Sales of purchased refined products (BPD) (2)	7,210	9,250	7,030	11,660
Average sales price per purchased barrel sold	$57.25	$40.05	$52.63	$44.09
Average cost per purchased barrel sold	$57.07	$38.54	$52.69	$43.91
Sales of all refined products (BPD)	117,890	94,300	114,950	87,420
Average sales price per sales barrel	$52.44	$36.90	$48.68	$39.58
Average costs of products per barrel sold	$39.69	$31.16	$38.28	$33.72
Refined product sales	$562,548	$316,678	$1,018,375	$626,359
Other refining segment revenue	178	58	360	301

Total refining segment revenue	562,726	316,736	1,018,735	626,660
Pipeline transportation segment sales & other revenues	5,124	3,062	11,796	7,608
Corporate and Other revenues and eliminations	885	3,489	1,261	3,931

Sales and other revenues	$568,735	$323,287	$1,031,792	$638,199

Refining segment costs of products sold	$425,783	$267,585	$800,780	$533,812
Corporate and other costs and eliminations	(129)	1,906	(231)	1,774

Costs of products sold	$425,654	$269,491	$800,549	$535,586

Refinery operating expenses	$34,747	$23,072	$68,552	$45,587
Other refining segment operating expenses (3)	3,574	4,724	7,501	8,024

Total refining segment operating expenses	38,321	27,796	76,053	53,611
Pipeline transportation segment operating expenses	1,522	517	2,421	1,838
Corporate and Other costs and eliminations	92	782	133	815

Operating expenses	$39,935	$29,095	$78,607	$56,264

(1)	We purchased the Woods Cross, Utah refinery from ConocoPhillips on June 1, 2003. Barrels per day (“BPD”) for Woods Cross is calculated on actual production of the plant since June 1, 2003 (30 days for the three months and six months ended June 30, 2003). For quarterly consolidation purposes for the three months ended June 30, 2003, the Woods Cross BPD is calculated over 91 days. For the year-to-date June 30, 2003 consolidation purposes, the Woods Cross BPD is calculated over 181 days.

(2)	We purchase finished refined products when opportunities arise that provide a profit on the sale of such products, or to meet delivery commitments where we choose to redirect produced products to more profitable markets.

(3)	Represents refining segment expenses of product pipelines and terminals, principally relating to the marketing of products from the Navajo Refinery.

FOR FURTHER INFORMATION, Contact:

Stephen J. McDonnell, Vice President and
     Chief Financial Officer
M. Neale Hickerson, Vice President,
     Treasury and Investor Relations
Holly Corporation
214/871-3555